SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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JDA SOFTWARE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Proxy Statement for Annual Meeting of Stockholders
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATE OPTION EXERCISES DURING FISCAL 2003 AND 2003 YEAR END OPTION VALUES
TEN-YEAR OPTION REPRICING
REPORT OF THE AUDIT COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
PROPOSAL 2 RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
TRANSACTION OF OTHER BUSINESS
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
Appendix A
Appendix B
Appendix C

JDA SOFTWARE GROUP, INC.

14400 North 87th Street
Scottsdale, Arizona 85260

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 17, 2004

To Our Stockholders:

      The 2004 Annual Meeting of Stockholders of JDA Software Group, Inc. will be held on Monday, May 17, 2004, at 10:00 a.m., Scottsdale, Arizona time, at the JDA Software Group, Inc. World Headquarters, 14400 North 87th Street, Scottsdale, Arizona 85260, for the following purposes:

1. To elect two Class II directors to serve a three-year term on our Board of Directors.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2004.

3. To transact such other business as may properly come before the meeting.

      Stockholders of record at the close of business on March 31, 2004 are entitled to notice of, and to vote at, the 2004 Annual Meeting of Stockholders and any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose related to the meeting, during ordinary business hours at our principal offices located at 14400 North 87th Street, Scottsdale, Arizona 85260. A stockholder may only vote at the meeting if the holder is present in person or represented by proxy. A copy of our 2003 Annual Report on Form 10-K, which includes audited financial statements, is enclosed. Management cordially invites you to attend the 2004 Annual Meeting of Stockholders.

By Order of the Board of Directors,

KRISTEN L. MAGNUSON
Secretary

Scottsdale, Arizona

April 5, 2004

IMPORTANT: STOCKHOLDERS ARE REQUESTED TO COMPLETE,

SIGN, DATE AND MAIL THE ENCLOSED PROXY. A POSTAGE-PAID ENVELOPE
IS PROVIDED FOR MAILING IN THE UNITED STATES.

JDA SOFTWARE GROUP, INC.

14400 North 87th Street
Scottsdale, Arizona 85260

Proxy Statement

for
Annual Meeting of Stockholders
To Be Held on May 17, 2004

Solicitation and Voting of Proxies

      The accompanying proxy is solicited by the Board of Directors (the “Board or Directors” or the “Board”) of JDA Software Group, Inc., a Delaware corporation, for use at the 2004 Annual Meeting of Stockholders to be held on Monday, May 17, 2004, at 10:00 a.m., Scottsdale, Arizona time (the “Annual Meeting”), or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. These proxy materials and the Annual Report to Stockholders for the year ended December 31, 2003, were first mailed on or about April 5, 2004, to stockholders of record at the close of business on March 31, 2004 (the “Record Date”). We had 29,044,263 shares of common stock outstanding, par value $.01 per share (“Common Stock”), as of the close of business on the Record Date. Only stockholders of record on the Record Date will be entitled to vote at the Annual Meeting. There must be a quorum for the Annual Meeting to be held. The holders of a majority of the issued and outstanding Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and broker non-votes are counted in determining whether there is a quorum.

      Voting Securities and Voting of Proxies. Each stockholder is entitled to one (1) vote per share on the proposals presented in this Proxy Statement, as well as on all other matters that may be properly considered at the Annual Meeting. All valid proxies received prior to the Annual Meeting will be voted in accordance with the specifications or directions indicated on the proxy. A stockholder giving the enclosed proxy has the power to revoke it at any time prior to the time it is voted, by either (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending written notice of revocation to our Corporate Secretary at 14400 North 87th Street, Scottsdale, Arizona 85260. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted for purposes of determining a quorum, but will not be counted for any purpose in determining whether a matter has been approved.

      Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.

      Solicitation of Proxies. We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons, and will reimburse them for their reasonable, out-of-pocket costs that we estimate to be approximately $20,000.

PROPOSAL 1

ELECTION OF DIRECTORS

      We have a classified Board of Directors which currently consists of two Class I Directors, (J. Michael Gullard and William C. Keiper), two Class II Directors (Douglas G. Marlin and Jock Patton), and one Class III Director (James D. Armstrong), who will serve until the annual meetings of stockholders to be held in 2006, 2004 and 2005, respectively, and until their respective successors are duly elected and qualified. Each Class of Directors is elected for a term of three years to succeed those Directors whose terms expire on the annual meeting dates. The number of Directors is currently set at five (5).

      The term of the Class II Directors will expire on the date of the 2004 Annual Meeting of Stockholders. Accordingly, two individuals will be elected to serve as Class II Directors of the Board of Directors at the 2004 Annual Meeting of Stockholders. Our nominees for election by the stockholders to these positions are Douglas G. Marlin and Jock Patton, the current Class II members of the Board of Directors. If elected, the nominees will serve as Directors until our annual meeting of stockholders in 2007, and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

Vote Required and Board of Directors’ Recommendation

      If a quorum is present and voting, the two nominees for Class II Director receiving the highest number of votes will be elected as Class II Directors. Abstentions and broker non-votes have no effect on the vote.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF MR. MARLIN AND MR. PATTON AS CLASS II DIRECTORS.

Information Concerning Directors

      The names, ages, terms, positions, offices held, and business experience of our current Directors, including the Class II nominees to be elected at this meeting, is set forth below:

				Term
Name	Age	Title	Class	Expires

James D. Armstrong	53	Chairman	III	2005
J. Michael Gullard(1),(3)	59	Director	I	2006
William C. Keiper(1)	53	Director	I	2006
Douglas G. Marlin(1),(2),(3)	56	Director	II	2004
Jock Patton(1),(2),(3)	58	Director	II	2004

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Governance Committee

      James D. Armstrong has been a Director since co-founding our Company in 1985 and currently serves as Chairman of the Board. Mr. Armstrong also served as Co-Chairman of the Board from January 1999 to August 2000. Mr. Armstrong served as our Chief Executive Officer from July 1999 to August 2003, as Co-Chief Executive Officer from January 1999 to July 1999, and as Chief Executive Officer from 1985 to October 1997. Mr. Armstrong founded JDA Software Services, Ltd., a Canadian software development company, in 1978 and served as its President until 1987. Mr. Armstrong studied engineering at Ryerson Polytechnic Institute in Toronto, Ontario.

      J. Michael Gullard has been a Director since January 1999. Mr. Gullard has been the General Partner of Cornerstone Management, a venture capital and consulting firm specializing in software and data communications companies since 1984. Mr. Gullard has also served as Chairman of Merant PLC (formerly Micro Focus

Group Ltd.), a publicly-held corporation headquartered in England with extensive operations in the United States, that specializes in change management software tools since 1996, and as Chairman of NetSolve, Incorporated, a publicly-held corporation which provides IT infrastructure management services on an out-sourced basis since 1992. Mr. Gullard is also a director of Celeritek Inc., a publicly-held company which designs and manufactures gallium arsenide (GaAs) semiconductor components and GaAs-based subsystems used in defense electronics and commercial communication networks. Mr. Gullard has previously served as Chief Executive Officer and Chief Financial Officer of Telecommunications Technology, Inc. from 1979 to 1984, and held a variety of financial and operational management positions at Intel Corporation from 1972 to 1979. Mr. Gullard currently serves as Chairman of Mainsoft Corp., a private company and has formerly served as a Director of other technology companies. Mr. Gullard attended Stanford University where he received a Bachelor of Arts Degree in Economics and a Masters Degree from the Graduate School of Business.

      William C. Keiper has been a Director since April 1998. Mr. Keiper has served as Chairman and Chief Executive Officer of Arrange Technology LLC, a software development services outsourcing company since 2002 and as Managing Partner of Black Diamond Group LLC, a management consulting firm since 2003. From 1998 to 2002, Mr. Keiper served as President of Martin Wolf Securities LLC, a mergers and acquisitions firm serving middle market IT services, consulting and e-commerce companies. From 1997 to 1998, Mr. Keiper served as Managing Director of Software Equity Group, LLC, a software and Internet technology mergers, acquisitions and strategic consulting firm. Mr. Keiper was an officer and member of the Board of Directors of Artisoft, Inc., a publicly-held software company that develops and markets computer telephony and communications software from 1993 to 1997, serving as Chief Executive Officer from 1993 to 1997, and as Chairman of the Board from 1995 to 1997. From 1986 to 1993, Mr. Keiper held variety of executive positions with MicroAge, Inc., a publicly-held distributor and integrator of information technology products and services, including President and Chief Operating Officer. MicroAge, Inc. was a Fortune Services 500 company. Mr. Keiper currently serves on the Board of Directors of several technology companies, including Hypercom Corporation, a NYSE company that provides point-of-sale card payment systems; Zones, Inc., a direct catalog marketer of PC-related products and software; and Smith Micro Software, Inc., a provider of application software and wireless solutions. Mr. Keiper received a Bachelor of Science Degree in Business (finance major) from Eastern Illinois University, a Juris Doctorate Degree from Arizona State University and a Masters Degree in International Management from the Thunderbird American Graduate School of International Management.

      Douglas G. Marlin has been a Director since May 31, 2001. Mr. Marlin served as President and principal owner of Marlin Ventures, Inc., a Canadian-based consulting firm, from 1997 to 2000. From 1987 to 1996, Mr. Marlin served as President of JDA Software Services, Ltd., and from 1981 to 1987 as its Vice President. Prior to that, Mr. Marlin served in a variety of technical and development positions with IBM from 1973 to 1981. Mr. Marlin currently serves on the Board of Directors of Zed I Solutions, a Canadian technology company that develops hardware and software for real time industrial process monitoring, and Aero-Mechanical Services Ltd, a Canadian technology company providing Internet-based aircraft monitoring services. Mr. Marlin also serves as a Director for various privately-held companies including Firetrace USA, LLP, a fire suppression technology company. Mr. Marlin attended the University of Calgary where he received a Bachelor of Science Degree in Mathematics.

      Jock Patton has been a Director since January 26, 1999. Mr. Patton is a private investor and serves as Lead Trustee, Valuation Committee Chair and Executive Committee member of the ING Funds, a $30 billion mutual fund complex. Mr. Patton previously served as Chief Executive Officer of Rainbow Multimedia Group, Inc., a producer of digital entertainment, from 1999 to 2001. From 1992 to 1997, Mr. Patton served as a Director and President of StockVal, Inc., an SEC registered investment advisor providing securities analysis software and proprietary data to mutual funds, major money managers and brokerage firms worldwide. Prior to 1992, Mr. Patton was a Partner and Director in the law firm of Streich Lang where he founded and headed the Corporate/ Securities Practice Group. Mr. Patton currently serves as the Lead Director of Hypercom Corporation, a NYSE company that provides point-of-sale card payment systems. Mr. Patton has previously served on the Board of Directors of various public and private companies, including America West Airlines, Inc. Mr. Patton holds an A.B. Degree in Political Science and Juris Doctorate, both from the University of California.

Compensation of Directors

      During 2003 our outside directors received an annual retainer of $15,000 plus $1,000 for attendance at regular Board of Director meetings (including same-day committee meetings), $500 for participation in scheduled telephonic board meetings, $1,000 for participation in Audit Committee meetings, and reimbursement for reasonable out-of-pocket expenses. Mr. Gullard was designated our lead outside director during 2003 and received an additional annual retainer of $7,500 for serving in this capacity. Mr. Keiper also received an additional annual retainer of $7,500 for serving as Chairman of the Audit Committee.

      Outside directors also participate in the 1996 Outside Directors Stock Option Plan (the “1996 Directors Plan”). The 1996 Directors Plan was approved by stockholders and provides for the issuance of up to 225,000 shares of common stock to eligible participants under nonstatutory stock option grants. Under the 1996 Directors Plan, outside directors receive a one-time grant to purchase 18,750 shares upon appointment to the Board of Directors, and an annual option grant to purchase 6,000 shares for each year of service thereafter. The nonstatutory stock options may be granted at a price not less than the fair market value of the common stock at the date of grant. The options generally vest over a three-year period commencing at the date of grant, and expire in ten years. The 1996 Directors Plan has no scheduled termination date.

      Effective August 1, 2003, Mr. Armstrong resigned as our Chief Executive Officer. He continues to serve as our Chairman of the Board and is compensated as such pursuant to the terms of an employment agreement dated as of July 23, 2002 as amended August 1, 2003. Pursuant to the amended employment agreement, Mr. Armstrong receives a base salary of $250,000 for his service as Chairman of the Board. Mr. Armstrong also continues to assist the Company with strategic planning, merger and acquisition opportunities, major product direction and key customer and employee relations.

CORPORATE GOVERNANCE

      Our Board has adopted the JDA Software Group, Inc. Corporate Governance Guidelines (the “Guidelines”) to address significant corporate governance issues. The Guidelines provide a framework for our corporate governance initiatives and cover topics including, without limitation, the role of the Board and management, adoption of a code for business conduct and ethics, the process for selecting qualified director candidates, guidelines for director independence and compensation, oversight in the evaluation of the Board and each committee of the Board, and policies for communications between stockholders and directors. The Nominating and Governance Committee is responsible for overseeing and reviewing the Guidelines and reporting and recommending any changes to the Board.

Director Independence

      The Board has determined that each of Messrs. Gullard, Keiper, Marlin and Patton are “independent” directors, as that term is currently defined in the rules adopted by the Securities and Exchange Commission (“SEC”) and the Nasdaq National Market System (“Nasdaq”). Nasdaq rules require that the majority of our Board be comprised of “independent” directors.

Code of Business Conduct and Ethics

      We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”). The Code of Ethics meets the requirements of the Nasdaq rules and the rules of the SEC, and applies to all of our employees, officers and directors. Our Code of Ethics has been filed with the SEC as Exhibit 14.1 to our Annual Report on Form 10-K for the year ended December 31, 2003.

      In addition, in January 2004 as required by the Sarbanes-Oxley Act of 2002 and SEC rules, our Audit Committee adopted procedures for the receipt and retention of confidential, anonymous complaints made by our employees concerning accounting, auditing, financial reporting and internal controls, generally referred to as a “whistle-blowing policy.”

Communications between Stockholders and Directors

      Stockholders may communicate with any of our directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

Chairman of the Board

or Board of Directors
c/o Corporate Secretary
14400 North 87th Street
Scottsdale, AZ 85260-3657
Fax: (480) 308-3001
Email Address: corpsec@jda.com

      The communications will be transmitted to the identified director(s) as soon as practicable, unless our corporate secretary in consultation with our general counsel determines there are safety or security concerns that mitigate against further transmission of the communication. The Board or identified director(s) shall be advised of any communication withheld for safety or security reasons as soon as practicable.

Director Attendance at Annual Meetings

      We do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders but strongly encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. At our last Annual Meeting, which was held on May 22, 2003, two of the five directors then in office, attended, however the two directors who were candidates for re-election at the meeting did not attend.

Meetings of the Board

      During the year ended December 31, 2003, the Board of Directors held six meetings and took other action from time to time by written consent. Each Director attended all full meetings of the Board of Directors and meetings of the committees on which he served during 2003, except Mr. Gullard was absent for one Board meeting and Mr. Patton was absent for one Audit Committee meeting.

Committees of our Board of Directors

      Our Board has three standing committees: an Audit Committee, a Compensation Committee and the Nominating and Governance Committee. Each committee is comprised entirely of “independent” directors.

      Audit Committee. The Audit Committee meets quarterly with management and our independent public accountants to review and approve operating results, financial statements and earnings releases. The primary duties and responsibilities of the Audit Committee are to:

(1)	retain the independent auditor, evaluate their independence, qualifications and performance, and to approve the terms of engagement for audit and non-audit services;

(2)	review with management and the independent auditor, as appropriate, our financial reports and other financial information provided by us to any governmental body or the public;

(3) review our compliance with legal and regulatory requirements;

(4)	regularly communicate with the independent auditor and financial and senior management and regularly report to the Board;

(5)	establish and observe complaint procedures regarding accounting, internal accounting controls and auditing matters; and

(6)	prepare the report required by the SEC to be included in our Proxy Statement.

      The Audit Committee also performs periodic reviews of our accounting policies and financial controls and is charged with adopting a Code of Ethics, for approval by the Board, for all employees, officers and directors, which meets the requirements of Item 406 of the SEC’s Regulation S-K, and provides for prompt disclosure to the public of any change in, or waiver of, such Code of Ethics. The Audit Committee performs such other duties and responsibilities as may be set forth in its charter.

      The members of the Audit Committee during fiscal year 2003 were Mr. Gullard, Mr. Keiper, Mr. Marlin and Mr. Patton. Each of the members of the Audit Committee are independent for purposes of the Nasdaq rules as they apply to audit committee members. Mr. Gullard, Mr. Keiper, and Mr. Patton have been designated as Audit Committee financial experts, as defined in the rules of the SEC. The Audit Committee held five meetings during the year ended December 31, 2003. For additional information concerning the Audit Committee and its charter, see “Report of the Audit Committee.”

      Compensation Committee. The Compensation Committee reviews all components of compensation of our chief executive officer and directors for consistency with the compensation philosophy as in effect from time to time. Consistent with Nasdaq rules, the Compensation Committee is also charged with the responsibility of determining the compensation of Mr. Brewer and all other executive officers, including reviewing and approving salary, bonus levels and stock option grants. The Compensation Committee performs such other duties and responsibilities as may be set forth in its charter approved by the Board of Directors.

      The members of the Compensation Committee during fiscal year 2003 were Mr. Marlin and Mr. Patton, each of whom is independent as defined in the Nasdaq rules. The Compensation Committee held three meetings during the year ended December 31, 2003. For additional information concerning the Compensation Committee, see “Report of the Compensation Committee on Executive Compensation” and “Compensation Committee Interlocks and Insider Participation.”

      Nominating and Governance Committee. The Nominating and Governance Committee (“Governance Committee”) is charged with:

(1) identifying individuals qualified to become Board members;

(2) selecting, or recommending to the Board, director nominees for each election of directors;

(3) developing and recommending to the Board criteria for selecting qualified director candidates;

(4) considering committee member qualifications, appointment and removal;

(5) recommending corporate governance principles applicable to the Company; and

(6) providing oversight in the evaluation of the Board and each committee of the Board.

      The Governance Committee acts pursuant to the Charter of the Governance Committee. The Board amended the Governance Committee’s charter in January 2004 to reflect changes in the Nasdaq rules. The Governance Committee’s charter is not currently available on the Company’s website; however, a copy of the current charter, as amended, is attached as Appendix A to this proxy statement.

      The members of the Governance Committee during fiscal year 2003 were Mr. Gullard, Mr. Marlin and Mr. Patton, each of whom is independent as defined in the Nasdaq rules. The Governance Committee met once during the year ended December 31, 2003 and also met in January 2004 to consider corporate governance issues, including recommending that the Board adopt the Guidelines which, among other things, describe a process for identifying and qualifying future board members for nomination. After reviewing its newly-established director qualification criteria, the Governance Committee, in conformance with Nasdaq rules, recommended that Mr. Marlin and Mr. Patton stand for re-election as Class II Directors of the Board at the 2004 Annual Meeting of Stockholders.

Director Nominations

      Director Qualifications. Our directors play a critical role in guiding the Company’s strategic direction and oversee the management of the Company. The Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, personal and professional ethics, integrity and values, long-term commitment to representing the best interests of our stockholders and inquisitive and objective perspective and mature judgment. Additionally, director candidates must have sufficient time available to perform all Board and committee responsibilities. Consistent with its charter, the Governance Committee evaluates and recommends to the Board, director nominees for each election of directors. When reviewing potential director candidates, the Governance Committee considers the following factors:

•	the appropriate size of the Company’s Board and its committees;

•	the perceived needs of the Board for particular skills, background and business experience;

•	the skills, background, reputation, and business experience of nominees in relation to the skills, background, reputation, and business experience already possessed by other members of the Board;

•	nominees’ independence from management;

•	nominees’ experience with accounting rules and practices;

•	nominees’ background with regard to executive compensation;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

      The Governance Committee may also consider from time to time, such other factors as it may deem to be in the best interests of the Company and its stockholders. Other than considering the factors listed above, we have no stated minimum criteria for director nominees. The Governance Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “Audit Committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under the Nasdaq rules.

      Process for Identifying and Evaluating Candidates for Election to the Board. The Governance Committee will review the qualifications and backgrounds of the current directors, as well as the overall composition of the Board, and recommend to the full Board the slate of directors to be nominated for election at the annual meeting of stockholders. In the case of incumbent directors whose terms of office are set to expire, the Governance Committee reviews such directors against the criteria set forth above in determining whether to recommend these directors for re-election. In the case of new director candidates, the questions of independence and financial expertise are important to determine what roles can be performed by the candidate, and the Governance Committee determines whether the candidate meets the independence standards set forth in the Sarbanes-Oxley Act of 2002, and SEC and Nasdaq rules, and the level of the candidate’s financial expertise. Candidates for nomination as director come to the attention of the Governance Committee from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the Governance Committee at any point during the year. All director nominees must submit a completed form of directors’ and officers’ questionnaire as part of the nominating process, and the evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance Committee.

      Stockholder Nominations. Upon the Governance Committee’s recommendation, the Board adopted a formal policy regarding director nominations, which provides that nominations of candidates for election as directors may be made by the Board or by stockholders. The Governance Committee will evaluate any recommendation for director nominee proposed by a stockholder provided that the recommendations are made in accordance with the procedures described in this proxy statement and conform to the deadline specified in our bylaws. In order to be evaluated in connection with the Governance Committee’s established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a stockholder must be in writing and sent via registered, certified, or express mail to: Corporate Secretary, JDA Software Group, Inc., 14400 North 87th Street, Scottsdale, Arizona 85260 no later than 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders. Facsimile or other forms of electronic submissions will not be accepted. In order to be included in our 2005 proxy material, stockholder nominations must be submitted after the 2004 Annual Meeting of Stockholders but no later than 5:00 p.m., Scottsdale, Arizona time on December 5, 2004. Facsimile or other forms of electronic submissions will not be accepted.

      Stockholders nominating candidates for election as directors are also required to provide the following information with respect to their nominees:

•	the candidate’s name, age, contact information and present principal occupation or employment;

•	a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director;

•	the name and address, as they appear on the Company’s books, of the stockholder making the nomination; and

•	the stockholder’s relationship to or affiliation with the director candidate, if any.

      Evaluation of any stockholder recommendations is the responsibility of the Governance Committee under its charter. In the event of any stockholder recommendations, the Governance Committee would evaluate the person recommended in the same manner as other persons considered by the Governance Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of our Common Stock as of March 31, 2004 by (i) each of our Directors and Named Executive Officers, (ii) all other persons that we know beneficially own more than 5% of our outstanding Common Stock, and (iii) all of our directors and executive officers as a group.

	Shares
	Beneficially	Percentage
Name and Address of Beneficial Owner	Owned(1)	of Class(2)

James D. Armstrong(3)	2,052,618	6.9%
J. Michael Gullard(4)	16,500	*
William C. Keiper(5)	37,766	*
Douglas G. Marlin(6)	53,429	*
Jock Patton(7)	29,480	*
Hamish N. Brewer(8)	447,195	1.5%
Kristen L. Magnuson(9)	383,083	1.3%
Peter J. Charness(10)	149,814	*
Scott D. Hines(11)	116,023	*
Wayne Usie(12)	104,462	*
All directors and executives officers as a group (13 persons)(13)	3,585,435	11.5%
Columbia Wanger Asset Management, L.P.(14)	4,802,600	16.5%
Credit Suisse Asset Management, LLC(14)	1,929,700	7.0%

(1)	The information regarding security ownership of our Common Stock is as of March 31, 2004, except for the security ownership of Columbia Wanger Asset Management, L.P., which is derived from a Schedule 13G/ A(5) filed on February 10, 2004; and the security ownership of Credit Suisse Asset Management, LLC, which is derived from a Schedule 13G filed on February 11, 2004.

(2)	The percentage of class calculations are based on the number of shares of our Common Stock outstanding on March 31, 2004 (29,044,263 shares) plus, where appropriate, those shares subject to unexercised options which were exercisable on March 31, 2004, or within sixty days thereafter. The symbol “*” represents holdings which are less than 1% of the outstanding Common Stock.

(3)	Includes 762,966 shares subject to unexercised options. In addition, the share total includes 5,000 shares owned by the Kita Foundation, a private charitable foundation for which Mr. Armstrong serves as President, and 12,818 shares held directly by two of Mr. Armstrong’s children. Mr. Armstrong disclaims beneficial ownership of these shares. The address for Mr. Armstrong is 14400 North 87th Street, Scottsdale, Arizona 85260.

(4)	Includes 11,500 shares subject to unexercised options.

(5)	Includes 36,250 shares subject to unexercised options.

(6)	Includes 18,229 shares subject to unexercised options.

(7)	Includes 23,480 shares subject to unexercised options.

(8)	Includes 434,992 shares subject to unexercised options.

(9)	Includes 329,991 shares subject to unexercised options. In addition, the share total includes 26,000 shares held by a family trust for which Ms. Magnuson serves as the Successor Trustee. Ms. Magnuson disclaims beneficial ownership of such shares.

(10)	Includes 139,994 shares subject to unexercised options.

(11)	Includes 114,878 shares subject to unexercised options.

(12)	Includes 104,082 shares subject to unexercised options.

(13)	Includes an aggregate of 2,166,238 shares subject to unexercised options.

(14)	Columbia Wanger Asset Management, L.P. is an Illinois-based investment advisor whose address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. Credit Suisse Asset Management, LLC is a New York-based investment advisor whose address is 466 Lexington Avenue, 16th Floor, New York, New York 10017.

EXECUTIVE OFFICERS OF THE COMPANY

      The names, ages, positions, offices held and business experience of our executive officers as of March 31, 2004, are as follows:

Name	Age	Title

James D. Armstrong	53	Chairman
Hamish N. J. Brewer	41	President and Chief Executive Officer
Kristen L. Magnuson	47	Executive Vice President and Chief Financial Officer
Peter J. Charness	49	Senior Vice President, Global Marketing and Chief Product Officer
Scott D. Hines	40	Senior Vice President, Chief Technology Officer and Global In-Store Systems
David R. King	59	Senior Vice President, Product Development
Christopher J. Moore	41	Senior Vice President, Customer Support Solutions
David J. Tidmarsh	52	Senior Vice President, Customer Success
Wayne J. Usie	37	Senior Vice President of the Americas

      A description of the business background of Mr. Armstrong is included under the caption “Proposal 1 — Election of Directors.”

      Hamish N. J. Brewer has served as our President and Chief Executive Officer since August 2003. Mr. Brewer previously served as President from March 2001 to July 2003, as Senior Vice President, Sales from 2000 to March 2001, as Senior Vice President, Enterprise Systems, from 1999 to 2000, as Senior Vice President, International during 1998 to 1999, as Director of our European, Middle East and African operations from 1996 to 1998, and as a Marketing Representative from 1994 to 1996. Prior to that, Mr. Brewer served as a Retail Marketing Specialist with IBM from 1986 to 1990, and in various operational positions with a privately-held retail sales organization located in England. Mr. Brewer received a Bachelor of Science and a Bachelor of Commerce Degree from the University of Birmingham in England.

      Kristen L. Magnuson has served as our Executive Vice President and Chief Financial Officer since March 2001. Ms. Magnuson previously served as Senior Vice President and Chief Financial Officer from September 1997 to March 2001. Prior to that, Ms. Magnuson served as Vice President of Finance and Planning for Michaels Stores, Inc., a publicly-held arts and craft retailer from 1990 to 1997, as Senior Vice President and Controller of MeraBank FSB, an $8 billion financial institution, from 1987 to 1990, and various positions including Audit Principal in the audit department of Ernst & Young from 1978 to 1987. Ms. Magnuson is a Certified Public Accountant and received a Bachelor of Business Administration Degree in Accounting from the University of Washington.

      Peter J. Charness has served as our Senior Vice President, Global Marketing and Chief Product Officer since March 1999. Mr. Charness previously served as our Vice President of Marketing and Strategy for the JDA Arthur Division from 1998 to 1999. Prior to that, Mr. Charness served as Vice President and General Manager of the Retail Division of Comshare, Inc, a publicly-held software company, from 1996 to 1998, as Vice President, Professional Services of Mitech Computer Systems, Inc., a publicly-held software company, from 1995 to 1996, and in various management positions including Vice President Logistics and Technology of Dylex Ltd., a publicly-held Canadian retail sales company, from 1984 to 1995. Mr. Charness’ education includes a CEGEP Diploma from McGill University in Montreal, Quebec, a Bachelor of Arts Degree from York University in Toronto, Ontario, and a Master of Business Administration Degree from the University of Western Ontario.

      Scott D. Hines has served as our Senior Vice President, Chief Technology Officer and Global In-Store Systems since January 2004. Mr. Hines previously served as our Senior Vice President, Chief Technology Officer from 1999 to 2003, as Vice President of In-store Systems from 1997 to 1998, as Director of Store Systems Product Development from 1996 to 1997, and as Associate Director of Store Systems Product Development from 1993 to 1996. Prior to that, Mr. Hines served as Director of MIS for US Hosiery Corporation, a privately-held textile manufacturing company, from 1991 to 1993, and as President of DataWorks, Inc., a privately-held software development company, from 1987 to 1991. Mr. Hines attended Carnegie Mellon University and received a Bachelor of Science Degree in Molecular Biology.

      David R. King has served as our Senior Vice President, Product Development since January 2004. Mr. King served as Vice President Product Planning of Geac Computer Corp. Ltd, a publicly-held Canadian software company, from August 2003 to December 2003, as Sr. Vice President of Product Development and Chief Technology Officer of Comshare, Inc., a publicly-held software company, from 1997 to 2003, and as its Director of Applied Technology and Research from 1991 to 1997, and in various management positions including Director, Advanced Product Design and Development of Execucom Systems Corporation, a privately-held provider of decision and executive support systems, from 1983 to 1991. Prior to that, Mr. King was a full-time faculty member responsible for teaching undergraduate and graduate courses in statistics, research methods, mathematical and computer modeling at Old Dominion University, the University of Maryland, and the University of South Carolina, from 1969 to 1982. Mr. King currently serves on the advisory boards for MIS at the University of Georgia and the International Academy of Advanced Decision Support at the Peter Kiewit Institute of Technology. In addition, Mr. King has written over 50 articles and books in the areas of decision support and business intelligence. Mr. King’s education includes a Bachelor of Sociology Degree, a Master of Sociology Degree, and a Ph.D. in Sociology with a minor in Mathematical Statistics from the University of North Carolina.

      Christopher J. Moore has served as our Senior Vice President, Customer Support Solutions since January 2004. Mr. Moore previously served as our Vice President, US Consulting Services from August 1999 to December 2003, as Vice President, CSG Operations in 1999, as a Regional Director, CSG from 1997 to 1998, as Associate Consulting Director from 1995 to 1997, as Senior Implementation Manager from 1994 to 1995, and in various other programmer, analyst and consulting positions from 1991 to 1993. Prior to that, Mr. Moore served in various management positions with Vormittag Associates, Inc. a privately-held software and consulting services distributor, from 1990 to 1991, Sunrise Software Systems, a privately-held POS hardware and software distributor, from 1989 to 1990, and Computer Generated Solutions, a privately-held consulting company, from 1987 to 1989. Mr. Moore attended Polytechnic University and received a Bachelor of Science degree in Computer Science.

      David J. Tidmarsh has served as our Senior Vice President, Customer Success since January 2004. Mr. Tidmarsh previously served as our Senior Vice President, Client Services from January 1999 to December 2003. Prior to that, Mr. Tidmarsh served as Vice President of Business Development with HNC Retek, a business unit of HNC Software Inc., a publicly-held software solutions provider, from 1997 to 1998, as Chief Information Officer and Vice President of Logistics with Wilsons The Leather Experts, a retail sales company, from 1993 to 1997, as Chief Operating Officer of Page-Com, a publicly-held direct mail marketer of communication equipment, and as Vice President of Merchandise Planning, Allocation and Logistics with Pier One Imports, a specialty retail company, from 1987 to 1992. Mr. Tidmarsh attended Marquette University and received a Bachelor of Arts Degree in Philosophy.

      Wayne J. Usie has served as our Senior Vice President of the Americas since January 2003. Mr. Usie previously served as our Senior Vice President, Product Development from January 2001 to December 2002. Prior to that, Mr. Usie served as Vice President — Information Technology for Family Dollar Stores, Inc., a publicly-held mass merchant discount retailer from 1997 to 2000, as Vice President — Chief Financial Officer and Chief Information Officer of Campo Electronics, Appliances, and Computers, Inc., a publicly-held consumer electronics retailer, from 1996 to 1997, as President and Chief Executive Officer of International Networking & Computer Consultants, Inc., a privately-held software integration consulting firm, from 1992 to 1996, and in various management positions in the regional accounting firm of Broussard, Poche, Lewis & Breaux from 1988 to 1992. Mr. Usie attended Louisiana State University and received a Bachelor of Science Degree in Business Administration — Accounting.

EXECUTIVE COMPENSATION

      The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities during the years ended December 31, 2003, 2002 and 2001, for those persons who served as (i) chief executive officer during 2003; and (ii) the four most highly compensated executive officers as of December 31, 2003 other than the Chief Executive Officer (together, the “Named Executive Officers”).

Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation

		Salary	Bonus	Other Annual	Securities Underlying	All Other
Name and Principal Position	Year	($)	($)(1)	Compensation(2)	Options(#)(3)	Compensation($)

James D. Armstrong(4)	2003	337,500	48,564	0	0	2,425
Chairman of the Board	2002	400,000	208,920	0	225,000	2,185
	2001	400,000	226,089	0	80,000	1,852
Hamish N. Brewer(5)	2003	291,667	104,193	28,443	0	1,764
President and	2002	250,000	168,244	25,243	490,000	824
Chief Executive Officer	2001	250,000	202,936	71,796	50,000	1,552
Kristen L. Magnuson(6)	2003	250,000	87,237	0	0	1,926
Executive Vice President	2002	250,000	110,316	0	200,000	1,806
and Chief Financial Officer	2001	250,000	118,091	0	50,000	1,503
Peter J. Charness(7)	2003	225,000	112,235	0	0	1,943
Senior Vice President,	2002	215,000	95,177	0	100,000	1,806
Global Marketing and	2001	215,000	124,438	0	40,000	1,754
Chief Product Officer
Scott D. Hines(8)	2003	225,000	87,237	0	0	1,764
Senior Vice President,	2002	225,000	80,369	0	100,000	517
Chief Technology Officer and	2001	225,000	82,318	0	40,000	1,556
Global In-Store Systems
Wayne J. Usie(9)	2003	362,421	0	0	0	1,421
Senior Vice President	2002	200,000	67,500	0	110,000	1,037
of the Americas	2001	184,872	157,750	76,182	50,000	731

(1)	Bonuses are based on performance. See “Report of the Compensation Committee on Executive Compensation.”

(2)	Unless otherwise noted, other annual compensation for the periods presented, including moving expenses and other perquisites, was less than either $50,000 or 10% of the respective current or former executive officer’s total annual salary and bonus.

(3)	The amounts shown in this column represent stock options granted in 2003, 2002 and 2001 pursuant to our 1996 Stock Option Plan (the “1996 Option Plan”) or our 1998 Non-Statutory Stock Option Plan (the “1998 Option Plan”).

(4)	Mr. Armstrong served as our Chief Executive Officer through July 31, 2003. The amounts shown for all other compensation include contributions under our 401(k) plan in 2003, 2002 and 2001 of $1,680, $1,440 and $1,095 respectively, and group term life and other insurance premiums of $745, $745 and $757, respectively.

(5)	Mr. Brewer has served as our Chief Executive Officer since August 1, 2003. The amount shown for other annual compensation in 2003, 2002 and 2001 represents reimbursements paid to Mr. Brewer for personal trips taken to the United Kingdom. The amounts shown for all other compensation include contributions under our 401(k) plan in 2003, 2002 and 2001 of $1,440, $500 and $1,250, respectively and group term life insurance premiums of $324, $324, and $302, respectively.

(6)	The amounts shown for all other compensation include contributions under our 401(k) plan in 2003, 2002 and 2001 of $1,440, $1,320 and $1,000, respectively, and group term life insurance premiums of $486, $486 and $503, respectively.

(7)	The amounts shown for all other compensation include contributions under our 401(k) plan in 2003, 2002 and 2001 of $1,440, $1,320 and $1,260, respectively and group term life insurance premiums of $503, $486 and $494, respectively.

(8)	The amounts shown for all other compensation include contributions under our 401(k) plan in 2003, 2002, and 2001 of $1,440, $225, and $1,260, respectively, and group term life insurance premiums of $324, $292, and $296, respectively.

(9)	The amount shown for salary in 2003 includes $137,421 in commissions paid to Mr. Usie under his executive compensation plan. Other annual compensation in 2001 represents reimbursements paid to Mr. Usie in connection with his relocation to Scottsdale, Arizona, which amount is greater than 10% of Mr. Usie’s total salary and bonus paid in 2001. The amounts shown for all other compensation include contributions under our 401(k) plan in 2003, 2002 and 2001 of $1,129, $745 and $464, respectively, and group term life insurance premiums of $292, $292 and $267, respectively.

Securities Authorized For Issuance Under Equity Compensation Plans

      During fiscal year 2003, we maintained six compensation plans that provide for the issuance of our Common Stock to officers and other employees, directors and consultants. These consist of the 1995 Stock Option Plan (the “1995 Option Plan”), the 1996 Option Plan, the 1996 Directors Plan and the 1999 Employee Stock Purchase Plan (the “1999 Purchase Plan”), which have been approved by stockholders and the 1998 Option Plan and an individual compensation arrangement, which has not been approved by stockholders. We also maintain one individual compensation arrangement that provides for the issuance of our Common Stock to an outside director. The following provides tabular disclosure as of December 31, 2003 of the number of securities to be issued upon the exercise of outstanding options, the weighted average exercise price of outstanding options, and the number of securities remaining available for future issuance under equity compensation plans, aggregated into two categories – plans that have been approved by stockholders and plans that have not:

	Number of Securities to	Weighted-average	Number of Securities Remaining
	be Issued Upon Exercise	Exercise Price of	Available for Future Issuance Under
Equity Compensation Plans	of Outstanding Options	Outstanding Options	Equity Compensation Plans

Approved by stockholders:
1995 Option Plan(1)	7,502	$2.833	—
1996 Option Plan	4,487,622	$14.01	1,234,162
1996 Directors Plan	139,480	$18.64	45,417
1999 Purchase Plan(2)	—	—	—

	4,634,604	$14.13	1,279,579
Not approved by stockholders(3):	479,662	$14.04	83,748

	5,114,266	$14.12	1,363,327

(1)	The 1995 Option Plan was terminated by the Board effective April 24, 2001 except for those provisions necessary to the administration of any outstanding options under the plan.

(2)	The 1999 Purchase Plan was approved by stockholders and provided eligible employees the ability to purchase our Common Stock semi-annually at 85% of the lesser of (1) the fair market value on the first day of the 24-month offering period, or (2) the fair market value on the last day of each semi-annual purchase period. The Board terminated the 1999 Purchase Plan in August 2003.

(3)	Equity Compensation Plans not approved by stockholders include the 1998 Option Plan and an individual compensation arrangement with one of our outside directors. The 1998 Option Plan currently provides for the issuance of up to 762,500 shares of common stock to employees under nonstatutory stock option grants and permits option grants to executive officers under certain conditions. The nonstatutory stock options may be granted at a price not less than the fair market value of our common stock on the date of grant. Options granted under the 1998 Option Plan during the three-year period ended December 31, 2003 generally vest over a three to four-year period commencing at the date of grant and expire over periods ranging from five years to ten years. Beginning in January 2003, the standard form of option agreement was modified to provide for a contractual term on new grants equal to the vesting period of the option plus three years. Certain options granted to executive officers during the year ended December 31, 2002 have shorter vesting periods and provide for accelerated vesting upon a change of control in the Company’s ownership. The 1998 Option Plan has no scheduled termination date. See “Employment and Change of Control Agreements.” The individual compensation arrangement with one of our outside directors was approved by the Board in accordance with Section 16(b)(3) of the Exchange Act (defined below) and pursuant to former Nasdaq rule 4350(i)(1)(A) which, at the time of grant, permitted the Company to grant a de minimis number of options to a director under a plan or arrangement without stockholder approval. This individual compensation arrangement provided for the issuance of up to 18,750 shares of common stock to an outside director under a nonstatutory stock option agreement at a price equal to the fair market value of our common stock on the date of grant. The stock options vest over a three year period, expire ten years from the date of grant and provide for accelerated vesting upon a change of control in the Company’s ownership.

Employment and Change of Control Arrangements

      Effective August 1, 2003, we amended Mr. Armstrong’s employment agreement dated July 23, 2002 in conjunction with Mr. Armstrong’s resignation as our Chief Executive Officer. Mr. Armstrong continues to serve as the Chairman of the Board and is active in strategic planning, merger and acquisition opportunities, major product direction and key customer and employee relations. The employment agreement, as amended, provides Mr. Armstrong with an annual base salary and the potential to receive non-cash incentive compensation in the form of option grants, however, Mr. Armstrong is no longer eligible for a cash bonus. The agreement also contains a severance provision that provides Mr. Armstrong with a lump sum payment equal to 36 months of his effective base salary if his employment is terminated by us without cause, or if Mr. Armstrong voluntarily terminates his employment with us for “Good Reason.” This agreement, which continues until terminated by either party upon giving of proper notice, is reviewed and adjusted periodically by the Compensation Committee.

      We also entered into employment agreements with Mr. Brewer and Ms. Magnuson effective January 22, 2003 and July 23, 2002, respectively. Mr. Brewer’s agreement was amended effective August 1, 2003 to reflect his promotion to Chief Executive Officer and a corresponding increase in his base salary. The employment agreements of Mr. Brewer and Ms. Magnuson provide them with an annual base salary and a bonus potential. These agreements also contain severance provisions that provide each of them with lump sum payments equal to 24 months of their effective base salaries, plus their annual bonus for such year of termination as determined in accordance with our Executive Bonus Plan as administered, if their employment is terminated by us without cause, or if they voluntarily terminate their employment with us for “Good Reason.” The agreements provide for an initial term of three years, and will automatically renew in one-year intervals until terminated by either party upon giving of proper notice. The agreements will be reviewed and adjusted periodically by the Compensation Committee.

      Stock options have been granted to the Named Executive Officers and other members of our senior executive management team under the 1996 Option Plan and the 1998 Option Plan. The stock option agreements for these persons, as amended, generally provide for accelerated vesting of the underlying stock options upon (i) the resignation of the option holders for good reason within 18 months after a change of control or the termination of the option holder’s employment by us or the successor company for any reason other than for cause, disability or death, or (ii) the non-assumption of or non-substitution for the stock options upon a change of control. A change of control is deemed to have occurred upon (i) the sale or exchange of more than 50% of our voting stock, (ii) a merger or consolidation in which we are acquired by another party, (iii) the sale, exchange, or transfer of all or substantially all of our assets, or (iv) a liquidation or dissolution. All future stock options granted to the Named Executive Officers and other members of our senior executive management team will contain similar provisions.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers, directors and beneficial holders of more than 10% of our Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. We are provided with copies of all such filings. The rules of the Securities and Exchange Commission require us to disclose the identity of such executive officers, directors and beneficial owners of more than 10% of our Common Stock who did not file the required reports on a timely basis.

      Based solely upon our review of the forms that have been received by us, or the written representations from certain reporting persons that no Form 5 report was required, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and beneficial holders of more than 10% of our Common Stock were complied with during the fiscal year ended December 31, 2003, except as follows: Each of our outside directors (J. Michael Gullard, William C. Keiper, Douglas G. Marlin, and Jock Patton) were late in filing a Form 4 reporting their annual outside directors’ option grant in May 2003 under the 1996 Directors Plan. Mr. Armstrong was late in filing an amendment to his Form 5 for the year ended December 31, 2002 (filed on February 11, 2003) reporting indirect ownership of certain shares he gifted to his daughter.

Certain Transactions

      We were not a party to any transaction during 2003 in excess of $60,000 with any of our directors, executive officers, or security holder that beneficially owned more than 5% of our Common Stock, nor are there any proposed transactions, or series of similar transactions.

OPTION GRANTS IN LAST FISCAL YEAR

      There were no stock options nor SARs granted during the fiscal year ended December 31, 2003 to the Named Executive Officers identified in the Summary Compensation Table.

AGGREGATE OPTION EXERCISES DURING FISCAL 2003

AND 2003 YEAR END OPTION VALUES

      The following table sets forth information concerning stock option exercises during the fiscal year ended December 31, 2003, and unexercised options held as of December 31, 2003, by the Named Executive Officers identified in the Summary Compensation Table. There were no exercises of options by the Named Executive Officers identified in the Summary Compensation Table during the fiscal year ended December 31, 2003.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired		Options at 12/31/03(#)		at 12/31/03($)(1)
	On Exercise	Value
Name	(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

James D. Armstrong	0	$0	744,635	71,115	$4,109,211	$432,887
Hamish N. Brewer	0	$0	364,160	268,340	$989,376	$1,207,875
Kristen L. Magnuson	0	$0	299,438	105,562	$745,022	$425,066
Peter J. Charness	0	$0	123,886	53,614	$475,243	$216,465
Scott D. Hines	0	$0	98,770	53,614	$355,718	$216,451
Wayne J. Usie	0	$0	86,724	60,140	$296,559	$257,429

(1)	Options are considered to be “in-the-money” if the fair market value of the underlying securities exceeds the exercise price of the options on the specified date. The amounts shown in these columns are calculated by multiplying the difference between the closing price of the Common Stock on December 31, 2003 ($16.51) and the exercise price of the options by the number of options held at fiscal year end.

TEN-YEAR OPTION REPRICING

      There were no adjustments or amendments during the fiscal year ended December 31, 2003 to the exercise price or other terms of stock options or SARs previously granted to any of the Named Executive Officers.

REPORT OF THE AUDIT COMMITTEE

      The following is the Report of the Audit Committee with respect to our audited financial statements for the year ended December 31, 2003. The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

Membership and Purpose

      The Audit Committee meets quarterly with management and our independent public accountants to review and approve operating results, financial statements and earnings releases. The primary duties and responsibilities of the Audit Committee are to:

(1) retain the independent auditor, evaluate their independence, qualifications and performance, and approve the terms of engagement for audit and non-audit services;

(2) review with management and the independent auditor, as appropriate, our financial reports and other financial information provided by us to any governmental body or the public;

(3) review our compliance with legal and regulatory requirements;

(4) regularly communicate with the independent auditor and financial and senior management and regularly report to the Board;

(5) establish and observe complaint procedures regarding accounting, internal accounting controls and auditing matters; and

(6) prepare the report required by the Securities and Exchange Commission.

      The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent auditor, Deloitte & Touche LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee performs such other duties and responsibilities as may be set forth in its charter.

      During fiscal year 2003, the members of the Audit Committee were Mr. Gullard, Mr. Keiper, Mr. Marlin and Mr. Patton, each of whom, in the judgment of the Board, is an “independent director” as defined in the Nasdaq rules. The Audit Committee held five meetings during the year ended December 31, 2003. The Audit Committee acts pursuant to the Charter of the Audit Committee, which was amended by the Board of Directors on October 17, 2003 and again on January 22, 2004 to reflect the final Nasdaq rules. A copy of the charter as currently in effect is attached as Appendix B to this proxy statement.

Review of the Company’s Audited Financial Statements

      Deloitte & Touche LLP has discussed with the Audit Committee the conduct of the audit of our financial statements and has represented to the Audit Committee that their presentations include all matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X. The Audit Committee has met with our independent auditors Deloitte & Touche LLP, with and without management present, to discuss the overall scope of Deloitte & Touche LLP’s audit, the results of its examinations, its evaluations of our internal controls and the overall quality of our financial reporting. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

      The Audit Committee has received from Deloitte & Touche LLP a formal written statement describing all relationships between the auditors and us that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and the extent to which they may be retained to perform non-audit services, and satisfied itself as to the auditors’ independence.

      Based on the review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

      Respectfully submitted by the members of the Audit Committee of the Board of Directors.

2003 AUDIT COMMITTEE

William C. Keiper, Chairman
J. Michael Gullard
Douglas G. Marlin
Jock Patton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee is comprised of two non-employee members of our Board of Directors. There are no interlocks between our Compensation Committee and any other entities involving our Directors and executive officers who serve as executive officers of such entities.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

      The following Report of the Compensation Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

Membership and Purpose

      The Compensation Committee reviews all components of compensation of our chief executive officer and directors for consistency with the compensation philosophy as in effect from time to time. Consistent with Nasdaq rules, the Compensation Committee is also charged with reviewing and approving the compensation of all other executive officers, including salary, bonus levels and stock option grants. The Compensation Committee performs such other duties and responsibilities as may be set forth in its charter approved by the Board of Directors.

      The members of the Compensation Committee during fiscal year 2003 were Mr. Marlin and Mr. Patton. The Compensation Committee met three times during the year ended December 31, 2003. Other independent members of the Board who are not members of the Compensation Committee attended and participated as invitees at these meetings of the Compensation Committee; however, no member of management was present. The Compensation Committee’s charter was amended by the Board on January 22, 2004 to reflect the new Nasdaq rules. A copy of the charter as currently in effect is attached as Appendix C to this proxy statement.

Compensation Philosophy

      The goal of the Compensation Committee is to align executive compensation with the value achieved by the executive team for our stockholders. Our compensation program therefore emphasizes both short- and long-term incentives designed to attract, motivate, and retain highly qualified executives who will effectively manage our operations and maximize stockholder value. We use salary, executive officer bonuses and stock options to motivate executive officers to achieve our business objectives and to align the incentives of officers with the long-term interests of stockholders. The Compensation Committee periodically reviews and evaluates each executive officer’s base and variable compensation relative to corporate performance and comparative market information. In setting total compensation, the Compensation Committee considers both individual and company-wide performance and salary recommendations from the Chief Executive Officer. The Compensation Committee has on occasion referred to market information in the form of published survey data provided from time to time to the Compensation Committee by our human resources staff or by outside consultants.

      In preparing the performance graph for this Proxy Statement, we selected the Nasdaq Stock Market-U.S. Index and certain Computer and Data Processing Stocks as our peer groups. The companies that we included in our stratified salary surveys provided to the Compensation Committee are not necessarily those included in the indices, as we may not compete with such companies for executive talent, and companies that do compete with us for executive talent may not be publicly traded.

      The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction to any publicly-held corporation for individual compensation exceeding $1 million in any taxable year paid to the Chief Executive Officer or any of the four other most highly compensated executive officers, unless compensation is performance-based. Since the targeted cash compensation of each of the Named Executive Officers is well below the $1 million threshold, and we believe that any options granted under the Option Plan currently meet the requirement of being performance-based in accordance with the regulations under Section 162(m), the Compensation Committee believes that Section 162(m) will not reduce the tax deductions that would be available to us for executive compensation in 2003. Our policy is to qualify to the extent reasonable for executive officers’ compensation for deductibility under applicable tax laws.

Forms of Compensation

      Salary Compensation. We strive to offer our executive officers salaries that are competitive with comparable companies in the technology sector generally and in the vertical market enterprise software and general software industries. Effective August 1, 2003, we amended the employment agreements of Jim Armstrong and Hamish Brewer, our Chairman of the Board and President/ Chief Executive Officer, respectively, to reflect the resignation of Mr. Armstrong as our Chief Executive Officer and the promotion of Mr. Brewer into this position. The amendments changed the base salary and bonus arrangements of these officers, as described below, to reflect their new roles in our organization. For a summary of certain provisions of these employment agreements, see “Employment and Change of Control Agreements.”

      Cash Incentive Compensation. Effective January 2003, we implemented our Customer Value Program (“CVP”), designed to (i) refocus the organization on delivering value to our existing customer base, (ii) strengthen our competitive position, (iii) improve the quality, satisfaction and efficiency of our customers’ experience with the company, (iv) increase revenues, (v) better align our cost structure, and (vi) improve our operating results. In connection with the adoption of the CVP, we also restructured our executive bonus plan in order to synchronize the compensation of all of our associates affected by the CVP, and to align the incentive compensation of our executive officers with the goals and objectives of our associates that are charged with implementing the CVP. Bonuses of our executive officers are calculated using a system of percentage rates that escalate as performance increases. These bonus compensation payments are calculated based upon year to date performance by multiplying the actual margin achieved by the applicable rate. Pursuant to the amendment to Mr. Armstrong’s employment agreement in August 2003, Mr. Armstrong is no longer eligible to participate in the executive bonus program.

      Stock Options. The Compensation Committee believes that equity ownership by executive officers provides incentives to build stockholder value and helps align the interests of executive officers with those of the stockholders, and therefore makes grants of stock options under our 1996 Option Plan at the commencement of an executive officer’s employment and, depending on that officer’s performance and the propriety, in the Compensation Committee’s judgment, of additional awards to retain key employees, periodically thereafter. The Compensation Committee will periodically make grants of stock options to our executive officers under our 1998 Option Plan, a broad-based plan that has not been approved by stockholders but which permits option grants to executive officers under certain conditions. Stock options are granted at the prevailing market price, generally vest over a period of three to four years and will only have value if our stock price increases over the exercise price. Incentive stock options were granted to the Named Executive Officers in December 2002, and therefore management did not recommend, nor did the Compensation Committee approve, any option grants to any of the Named Executive Officers during fiscal year 2003. Options granted to our executive officers typically vest over a three to four year period. Beginning in January 2003, in an effort to reduce the potential dilutive effects of unexercised options, the Board of Directors modified the standard form of option agreements under the 1996 Option Plan and the 1998 Option Plan to provide for a contractual term on new grants equal to the vesting period of the option plus three years.

      Other Compensation Plans. We adopted certain broad-based employee benefit plans in which executive officers have been permitted to participate. Our incremental costs to provide benefits to executive officers under these life and health insurance plans and retirement plans is less than 10% of the base salaries for executive officers for 2003. Benefits under the broad-based plans are not directly or indirectly tied to our performance.

      Most of our employees were, subject to certain limitations, eligible to participate in our 1999 Purchase Plan which allowed all eligible employees (including executive officers, but excluding those who beneficially own more than 5% of the outstanding Common Stock) to purchase shares of our Common Stock through payroll deductions at a purchase price of the lower of 85% of the fair market value of the share on the first day or the last day of the applicable offering period of the plan. Because purchases under the 1999 Purchase Plan would be considered compensatory under SFAS No. 123, the Board believed it to be in the best interests of the Company’s stockholders to terminate the 1999 Purchase Plan effective in August 2003.

Chief Executive Officer

      James D. Armstrong served as our Chief Executive Officer from January 1, 2003 to August 1, 2003 when he resigned. Effective August 1, 2003 Hamish Brewer was promoted to Chief Executive Officer and since that time has served as our President and Chief Executive Officer. The Committee commends Mr. Armstrong for his dedicated service to the Company and for continually delivering strong results in an extremely challenging environment. The Compensation Committee selected Mr. Brewer as Mr. Armstrong’s successor based on its belief that Mr. Brewer has proven outstanding management skills and leadership during the past few turbulent years and that he is the most capable successor to Mr. Armstrong.

      The salary paid to Mr. Armstrong during his tenure as our Chief Executive Officer was based upon agreements reached with him at the time he returned to a full-time operating role with the Company in July 1999, with compensation levels adjusted from time to time by either the Board or the Compensation Committee. Effective August 1, 2003, Mr. Armstrong’s employment agreement was amended to reduce his annual base salary from $400,000 to $250,000 to reflect his resignation as our Chief Executive Officer, and his more specialized role in our organization. Pursuant to his amended employment agreement, Mr. Armstrong is no longer eligible to receive any cash bonus incentive compensation. Mr. Armstrong continues to serve as the Chairman of the Board and is active in strategic planning, merger and acquisition opportunities, major product direction and key customer and employee relations.

      In January 2003, we entered into an employment agreement with Mr. Brewer, but did not change his base salary and bonus compensation at that time. Effective August 1, 2003, we amended Mr. Brewer’s employment agreement to increase his annual base salary from $250,000 to $350,000 to reflect his promotion to our Chief Executive Officer. Mr. Brewer’s terms of employment were set by arms length bargaining approved by the Compensation Committee and our Board of Directors. In setting Mr. Brewer’s compensation, the Compensation Committee considered Mr. Brewer’s individual performance during his tenure as President, the company’s overall performance during that time, Mr. Brewer’s increased responsibilities, his expected contributions to the Company and his growth potential as our Chief Executive Officer.

      The employment agreements of each of Mr. Armstrong and Mr. Brewer also include certain change of control provisions. For a summary of the affected provisions and other significant terms of Mr. Armstrong’s and Mr. Brewer’s employment agreements, see “Employment and Change of Control Agreements.” The Compensation Committee believes the salary and stock option levels for Mr. Brewer are consistent with CEO compensation levels at the vertical market enterprise software companies and other software companies considered by the Compensation Committee to be comparable to the Company, and are reasonable and fair to the Company’s stockholders.

      In 2003, Mr. Armstrong’s and Mr. Brewer’s performance-based compensation consisted of a cash bonus under the Company’s executive bonus program. Neither the Board nor the Compensation Committee approved any stock option grants to Mr. Armstrong or Mr. Brewer during fiscal year 2003 since they had previously awarded stock option grants in December 2002.

2003 COMPENSATION COMMITTEE

Douglas G. Marlin
Jock Patton

STOCK PERFORMANCE GRAPH

      The graph below compares the cumulative total return on our Common Stock with the NASDAQ Stock Market index (U.S. companies) and the cumulative total return of NASDAQ Computer and Data Processing Stocks (Peer Group) for the period from December 31, 1998 to December 31, 2003. The comparison assumes that $100 was invested on December 31, 1998 in our Common Stock and in each of the comparison indices, and assumes reinvestment of dividends.

Comparison of Cumulative Total Returns

Performance Graph for
JDA Software Group, Inc.

Company/Index Name	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

JDA Software Group, Inc.	$100.00	$169.03	$134.84	$230.71	$99.71	$170.42
NASDAQ Stock Market (US Companies)	100.00	185.46	111.65	88.58	61.09	92.16
Computer and Data Processing Stocks (Peer Group)	100.00	434.11	271.62	66.95	20.63	32.58

      The information contained in the Stock Performance Graph shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

PROPOSAL 2

RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We used Deloitte & Touche LLP (“Deloitte & Touche”) as our principal independent public accounting firm during the year ended December 31, 2003. The Audit Committee, with the approval of the Board of Directors, has selected Deloitte & Touche as its independent public accountants for fiscal 2004. This appointment is being presented to the stockholders for ratification. Although the Company is not required to obtain stockholder ratification of the appointment of the independent auditors for the Company for the year ended December 31, 2004, the Company has elected to do so in order to provide the stockholders with an opportunity to participate in this decision. In the event that the stockholders do not ratify the appointment of Deloitte & Touche as the independent auditor of the Company, the Board of Directors will consider the retention of other independent auditors.

      A representative of Deloitte & Touche is expected to attend the Annual Meeting for the purpose of responding to appropriate questions from shareholders and will be afforded an opportunity to make a statement if the representative desires to do so.

Principal Accounting Firm Fees

      The following table sets forth the aggregate fees for professional services provided by our principal accounting firm, Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for the years ended December 31, 2003 and December 31, 2002.

	Amount

Type of Fee	2003	2002

Audit Fees(1)	$472,192	$458,108
Audit-Related Fees(2)	90,964	195,694

Total Audit and Audit Related Fees	563,156	653,802
Tax Fees(3)	441,812	394,882
All Other Fees(4)	2,900	19,825

Total Fees	$1,007,868	$1,068,509

(1)	The amounts reported for Audit Fees are based on fees, including out-of-pocket expenses, associated with the annual audits of our consolidated financial statements for the fiscal years ended December 31, 2003 and 2002, review of quarterly reports on Form 10-Q, and statutory audits required internationally, irrespective of the period in which the related services were rendered or billed. Audit Fees also include fees for services rendered for assistance with and review of all other documents filed with the Securities and Exchange Commission.

(2)	The amounts reported for Audit-Related Fees are based upon fees, including out-of-pocket expenses, for services rendered during the years ended December 31, 2003 and 2002, even if we were not billed for the services until the subsequent period. Audit-Related Fees include employee benefit plan audits, accounting consultation and due diligence related to acquisitions, consultation on accounting and reporting standards not arising as part the audits, and internal control reviews not performed in connection with the audits.

(3)	The amounts reported for Tax Fees are based upon fees, including out-of-pocket expenses, for services rendered during the years ended December 31, 2003 and 2002, even if we were not billed for the services until the subsequent period. Tax Fees are primarily for tax compliance services and include special projects related to transfer pricing and foreign tax credits, assistance with tax audits and appeals, and expatriate tax services.

(4)	The amounts reported for All Other Fees include fees paid during the years ended December 31, 2003 and 2002 for JDA associates to attend accounting related seminars sponsored by Deloitte & Touche, and for a special study performed in 2002 regarding common practices for executive contracts and severance provisions provided to executives at publicly traded companies within the high technology industry.

      The Audit Committee considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining Deloitte & Touche’s independence with the Company.

      All of the audit and non-audit services listed above under the categories “Audit Fees,” “Audit-Related Fees,” “Tax Fees” or “All Other Fees” were pre-approved by the Audit Committee for the year ended December 31, 2003. Because pre-approval of audit and permitted non-audit services of the independent auditor was a new requirement beginning in fiscal year 2003, none of the non-audit services listed above under the categories “Audit-Related Fees,” “Tax Fees” or “All Other Fees” were pre-approved by the Audit Committee for the year ended December 31, 2002.

Policy for Approving Audit and Permitted Non-Audit Services of the Independent Auditor

      The Audit Committee has established procedures to pre-approve all audit and permitted non-audit services provided by our independent auditor. These services may include audit services, audit-related services, certain tax services and other services. Under our policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Although the rules of the SEC permit de minimis exceptions, it is our policy to pre-approve all audit and permitted non-audit services performed by our independent auditor. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary and such service has not been previously pre-approved under our pre-approval policy or when, pursuant to our pre-approval policy, pre-approval is required on a case-by-case basis. The Chairman is required to report any such pre-approval decisions to the full Audit Committee at its next regularly scheduled meeting.

Vote Required and Board of Directors’ Recommendation

      Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes will have the same effect as votes against the proposal.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2004.

TRANSACTION OF OTHER BUSINESS

      The Board of Directors does not know of or intend to present any matters at the 2004 Annual Meeting of Stockholders other than those described herein and does not presently know of any matters that will be presented by other parties. If however, any other matters properly come before the meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      Stockholder proposals may be submitted for inclusion in our 2005 proxy material after the 2004 Annual Meeting of Stockholders but no later than 5:00 p.m., Scottsdale, Arizona time on December 5, 2004 to be considered timely. Proposals must be in writing and sent via registered, certified, or express mail to: Secretary, JDA Software Group, Inc., 14400 North 87th Street, Scottsdale, Arizona 85260. Facsimile or other forms of electronic submissions will not be accepted. For more information regarding stockholder proposals, see “Corporate Governance — Director Nominations, Stockholder Nominations.”

By Order of the Board of Directors,

Kristen L. Magnuson
Secretary

April 5, 2004

Appendix A

JDA SOFTWARE GROUP, INC.

CHARTER OF

THE NOMINATING AND GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS
(as amended through January 22, 2004)

I.	Statement of Policy

      This Charter specifies the scope of the responsibilities of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of JDA Software Group, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

      The primary responsibilities of the Committee are to (i) consider committee member qualifications, appointment and removal; (ii) develop and recommend to the Board criteria for selecting qualified director candidates; (iii) select, or recommend to the Board, director nominees for each election of directors; (iv) identify individuals qualified to become Board members; (v) recommend corporate governance principles applicable to the Company, and (vi) provide oversight in the evaluation of the Board, its members and each committee.

II.	Organization and Membership Requirements

      The Committee shall be comprised of three or more directors, each of whom shall satisfy the independence requirements established by the rules of Nasdaq; provided that one director who does not meet the independence criteria of Nasdaq may, subject to the approval of the Board, serve on the Committee pursuant to the “exceptional and limited circumstances” exception as provided under the rules of Nasdaq.

      The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be removed or replaced by the Board. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership. The Committee may, from time to time, delegate duties or responsibilities to subcommittees or to one member of the Committee.

      A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee.

      The Committee shall have the authority to obtain advice or assistance from consultants, legal counsel, accounting or other advisors as appropriate in its sole discretion to perform its duties hereunder, and to determine the terms, costs and fees for such engagements. Without limitation, the Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates and to determine and approve the terms, costs and fees for such engagements. The fees and costs of any consultant or advisor engaged by the Committee to assist the Committee in performing its duties hereunder shall be borne by the Company.

III.	Meetings

      The Committee shall meet as often as it deems necessary to fulfill its responsibilities hereunder, and may meet with management or individual directors at any time it deems appropriate to discuss any matters before the Committee.

      The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

A-1

IV.	Committee Authority and Responsibility

      To fulfill its responsibilities and duties hereunder, the Committee shall:

A.	Nominating Functions

      1. Evaluate and select, or recommend to the Board, director nominees for each election of directors, except that if the Company is at any time legally required by contract or otherwise to provide any third party with the ability to nominate a director, the Committee need not evaluate or propose such nomination, unless required by contract or requested by the Board.

      2. Determine criteria for selecting new directors, including desired skills and attributes, and identify and actively seek individuals qualified to become directors.

      3. Consider any nominations of director candidates validly made by stockholders.

      4. Review and make recommendations to the Board concerning qualifications, appointment and removal of committee members.

B.	Corporate Governance Functions

      1. Develop, recommend for Board approval, and review on an ongoing basis the adequacy of, the corporate governance principles applicable to the Company as deemed necessary or advisable by the Committee. Such principles shall include director qualification standards, director responsibilities, committee responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession and annual performance evaluation of the Board and committees.

      2. Review, at least annually, the Company’s compliance with the Nasdaq corporate governance listing requirements, and report to the Board regarding the same.

      3. Assist the Board in developing criteria for the evaluation of Board and committee performance.

      4. Evaluate the Committee’s own performance, on an annual basis.

      5. If requested by the Board, assist the Board in its evaluation of the performance of the Board and each committee of the Board.

      6. Review and recommend to the Board changes to the Company’s bylaws as needed.

      7. Make regular reports to the Board regarding the foregoing.

      8. Review and reassess the adequacy of this Charter, as appropriate, and recommend any proposed changes to the Board for approval.

      9. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

A-2

Appendix B

JDA SOFTWARE GROUP, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS
(as amended through 1/22/04)

I.	Statement of Policy

      This Charter specifies the scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of JDA Software Group, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

      The primary purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Committee shall also review the qualifications, independence and performance, and approve the terms of engagement, of the Company’s independent auditor, review the performance of the Company’s internal audit function, and prepare any reports required of the Committee under rules of the Securities and Exchange Commission (the “SEC”). The Committee’s primary duties and responsibilities are to:

•	Retain the independent auditor, evaluate their independence, qualifications and performance, and approve the terms of engagement for audit service and non-audit services.

•	Review with management and the independent auditor, as appropriate, the Company’s financial reports and other financial information provided by the Company to any governmental body or the public, and the Company’s compliance with legal and regulatory requirements.

•	Regularly communicate with the independent auditor and financial and senior management and regularly report to the Board.

•	Establish and observe complaint procedures regarding accounting, internal accounting controls and auditing matters.

•	Prepare the report required by the SEC.

      The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee, at its discretion, has the authority to initiate investigations, and, hire legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter. The Committee may also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

II.	Organization and Membership Requirements

      The Committee shall be comprised of three or more directors selected by the Board, each of whom shall satisfy the independence and experience requirements of The Nasdaq Stock Market, provided that one director who does not meet the independence criteria of Nasdaq, but is not a current employee or officer, or an immediate family member of an employee or officer, may be appointed to the Committee, subject to the approval of the Board pursuant to, and subject to the limitations under, the “exceptional and limited circumstances” exceptions as provided under the rules of Nasdaq. In addition, the Committee shall not include any member who:

•	has participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the past three (3) years; or

•	accepts any consulting, advisory, or other compensatory fee, directly or indirectly, from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board, or

•	is an affiliate of the Company or any subsidiary of the Company, other than a director who meets the independence requirements of The Nasdaq Stock Market.

      Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member shall have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual being financially sophisticated, which may include being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

      The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be replaced by the Board on the recommendation of the Nominating and Corporate Governance Committee. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III.	Meetings

      The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee may form and delegate authority to subcommittees or to one or more members of the Committee, when appropriate. The Committee shall meet with management and the independent auditor in separate executive sessions as appropriate, but at least quarterly. The Committee shall meet with the independent auditor and management on a quarterly basis to review the Company’s financial statements and financial reports. The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

IV.	Committee Authority and Responsibilities

A.	Oversight of the Company’s Independent Auditor

      The Committee shall be directly and solely responsible for the appointment, compensation, retention and oversight of any independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged by the Company for the purpose of preparing or issuing an audit report or related work, with each such auditor reporting directly to the Committee. The Committee shall:

1. Periodically review and discuss with the independent auditor (i) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended, including without limitation, descriptions of (x) all relationships between the independent auditor and the Company, (y) any disclosed relationships or services that may impact the independent auditor’s objectivity and independence, and (z) whether any of the Company’s senior finance personnel were recently employed by the independent auditor.

2. Obtain and review annually a report from the independent auditor describing (i) the independent auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer reviews or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues, and (iii) all relationships between the independent auditor and the Company.

3. Evaluate annually the qualifications, performance and independence of the independent auditor, including a review of whether the independent auditor’s quality control procedures are adequate and a review and evaluation of the lead partner of the independent auditor, taking into account the opinions of management, and report to the Board on its conclusions, together with any recommendations for additional action.

4. Consult with the independent auditor to assure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audits every five years, consider issues related to the timing of such rotation and the transition to new lead and reviewing partners, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm, and report to the Board on its conclusions.

5. Approve in advance the engagement of the independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that (i) the Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such policies and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the Committee’s responsibilities hereunder and (z) provided that, at its next scheduled meeting, the Committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures, and (ii) the Committee may delegate to one or more members of the Committee the authority to grant pre-approvals for such services, provided that (a) the decisions of such member(s) to grant any such pre-approval shall be presented to the Committee at its next scheduled meeting and (b) the Committee has established policies and procedures for such pre-approval of services consistent with the requirements of clauses (i)(x) and (y) above.

6. Approve as necessary the termination of the engagement of the independent auditor and select a replacement independent auditor.

7. Regularly review with the independent auditor any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements. Review with the independent auditor any accounting adjustments that were noted or proposed by the independent auditor but that were “passed” (as immaterial or otherwise), any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement, any “management” or “internal control” letter or schedule of unadjusted differences issued, or proposed to be issued, by the independent auditor to the Company, or any other material written communication provided by the independent auditor to the Company’s management.

8. Review with the independent auditor on a quarterly basis the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles that the independent auditor has discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

B.	Review of Financial Reporting, Policies and Processes

      To fulfill its responsibilities and duties, the Committee shall, to the extent that it deems necessary or appropriate, and in addition to the items described above:

1. Review and discuss with management and the independent auditor the Company’s annual audited financial statements, any certification, report, opinion or review rendered by the independent auditor, and recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

2. Review and discuss with management and the independent auditor the Company’s annual report on Form 10-K, including the Company’s disclosure under “Management’s Discussion and Analysis of

Financial Condition and Results of Operations” prior to the filing of the Company’s annual report on Form 10-K.

3. Review and discuss with management and the independent auditor the Company’s quarterly financial statements and the Company’s disclosure under “Management’s Discussion and Analysis of Results of Operation” prior to the filing of each of the Company’s quarterly report on Form 10-Q.

4. Review and discuss earnings press releases and other information provided to securities analysts and rating agencies, including “pro forma” or adjusted financial information.

5. At least quarterly, meet separately with management and with the independent auditor.

6. Review and discuss with management and the independent auditor any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

7. Review and discuss annually with management its assessment of the Company’s disclosure controls and procedures and consider whether any changes are appropriate in light of management’s assessment.

8. Review and discuss annually with management its assessment of the effectiveness of the Company’s internal controls and procedures for financial reporting (“Internal Controls”), and review annually with the independent auditor the attestation to and report on, the assessment made by management, and consider with management and the independent auditor whether any changes to the Internal Controls are appropriate in light of management’s assessment or the independent auditor’s report.

9. Review and discuss with management and the independent auditor any off-balance sheet transactions or structures and their effect on the Company’s financial results and operations, as well as the disclosure regarding such transactions and structures in the Company’s public filings.

10. Review with management and the independent auditor the effect of regulatory and accounting initiatives on the financial statements. Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in selection of an application of accounting principles. Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.

C.	Risk Management, Related Party Transactions, Legal Compliance and Ethics

      To further fulfill its responsibilities and duties, the Committee shall, to the extent that it deems necessary or appropriate, and in addition to the items described above:

1. Review with the chief executive officer and chief financial officer of the Company any report on significant deficiencies in the design or operation of the Internal Controls which could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in Internal Controls, identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.

2. Review and approve all related-party transactions after reviewing each such transaction for potential conflicts of interests and other improprieties.

3. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

4. Consider and present to the Board for adoption a Code of Conduct for all employees and directors, which meets the requirements of Item 406 of the SEC’s Regulation S-K, and provide for and review prompt disclosure to the public of any change in, or waiver of, such Code of Conduct. Review such Code of Conduct periodically and recommend such changes to such Code of Conduct as the Committee shall deem appropriate, and adopt procedures for monitoring and enforcing compliance with such Code of Conduct.

5. As requested by the Board, review and investigate conduct alleged by the Board to be in violation of the Company’s Code of Conduct, and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

6. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

7. Review management’s monitoring of compliance with the Foreign Corrupt Practices Act.

8. Prepare the Committee’s report required by the rules of the SEC to be included in the Company’s annual proxy statement.

9. Develop, in coordination with the Nominating and Corporate Governance Committee, and implement an annual performance evaluation of the Committee.

10. Regularly report to the Board on the Committee’s activities, recommendations and conclusions.

11. Review and reassess the Charter’s adequacy at least annually.

Appendix C

JDA SOFTWARE GROUP, INC.

CHARTER FOR THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS
(as amended through January 22, 2004)

I.	Purpose

      This Charter specifies the scope of the responsibilities of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of JDA Software Group, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

      The primary purpose of the Committee is to discharge the Board’s responsibilities relating to compensation and benefits of the Company’s executive officers and directors. In carrying out these responsibilities, the Committee shall review all components of executive officer and director compensation for consistency with the Committee’s compensation philosophy as in effect from time to time.

      The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

II.	Organization and Membership Requirements

      The Committee shall be comprised of at least two directors, each of whom shall satisfy the independence requirements of Nasdaq. A director shall not serve as a member of the Committee if the Chief Executive Officer or another executive officer of the Company serves on the compensation committee of another company that employs that director as an executive officer.

      The members shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be replaced by the Board. The Committee may from time to time delegate duties or responsibilities to subcommittees or to one member of the Committee.

      A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee. Any actions taken by the Committee during any period in which one or more members fail for any reason to meet the membership requirements set forth above shall be nonetheless duly authorized actions of the Committee for all corporate purposes.

III.	Meetings

      The Committee shall have the authority to obtain advice or assistance from consultants, legal counsel, accounting or other advisors as appropriate, to perform its duties hereunder and to determine the terms, costs and fees for such engagements. Without limitation, the Committee shall have the sole authority to retain or terminate any consulting firm used to evaluate director, CEO or executive compensation, and to determine and approve the terms of engagement and the fees and costs for such engagements. The fees and costs of any consultant or advisor engaged by the Committee to assist in it in performing any duties hereunder shall be borne by the Company.

      The Committee shall meet as often as it deems appropriate, but not less frequently than once each year, to review the compensation of the executive officers and other employees of the Company, and otherwise perform its duties under this charter.

      The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to

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the Board in written form, which will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

IV.	Committee Authority and Responsibilities

      To fulfill its responsibilities and duties, the Committee shall:

1. Determine and approve all compensation for the Chief Executive Officer, including incentive-based and equity-based compensation. The Chief Executive Officer may not be present during such voting or deliberations.

2. Review and approve annual performance objectives and goals relevant to compensation for the Chief Executive Officer and evaluate the performance of the Chief Executive Officer in light of these goals and objectives.

3. Consider, in determining the long-term incentive component of compensation for the Chief Executive Officer, the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s Chief Executive Officer in past years.

4. Review and approve incentive-based or equity-based compensation plans in which the Company’s executive officers participate, and review and approve salaries, incentive and equity awards for other executive officers.

5. Approve all employment, severance, or change-in-control agreements, special or supplemental benefits, or provisions including the same, applicable to executive officers.

6. Periodically review and advise the Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company’s compensation programs for the CEO, other executive officers and directors relative to comparable companies in the Company’s industry.

7. Review and propose to the Board from time to time changes in director compensation.

8. Prepare an annual report on executive compensation for inclusion in the Company’s proxy statement for the annual meeting of stockholders, in accordance with applicable rules and regulations.

9. Perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

10. Make regular reports to the Board of Directors regarding the foregoing.

11. Review and reassess the adequacy of this Charter as appropriate and recommend any proposed changes to the Board for approval.

12. Review and evaluate the Committee’s own performance on an annual basis.

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PROOF # 1

PROXY

JDA SOFTWARE GROUP, INC.

Proxy for Annual Meeting of Stockholders
Solicited by the Board of Directors

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Hamish N.J. Brewer and Kristen L. Magnuson, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in JDA Software Group, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the JDA Software Group, Inc. World Headquarters, Scottsdale, Arizona on Monday, May 17, 2004 at 10:00 a.m. Scottsdale, Arizona time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 and 2.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

JDA SOFTWARE GROUP, INC.

May 17, 2004

PROOF # 1

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

A vote FOR the following proposals is recommended by the Board of Directors:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. Ratify appointment of independent public accountants.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O	Douglas G. Marlin	Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.
		O	Jock Patton
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.